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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2003

Huntsman International Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-88057	87-0630359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 584-5700

Not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        On July 29, 2003, Huntsman International Holdings LLC (the "Company") issued an earnings press release and furnished the earnings press release with a Current Report on Form 8-K. The results reported in the earnings press release reflected an estimated $10.4 million restructuring charge for certain additional restructuring at the Company's Rozenburg, Netherlands Polyurethanes facilities. Upon further review, the Company has determined that only $1.4 million of these costs should be recorded in the second quarter 2003 in accordance with Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated With Exit or Disposal Activities." Accordingly, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, which the Company filed today, reports pretax operating results for the three and six month periods ended June 30, 2003 that are $9.0 million higher than the operating results reported in the earnings press release. The remainder of the costs associated with this restructuring will be recorded in future reporting periods through 2005 in accordance with generally accepted accounting principles.

        Please refer to the Company's Quarterly Report on Form 10-Q for additional information.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL HOLDINGS LLC
By:	/s/ J. KIMO ESPLIN J. Kimo Esplin Executive Vice President and Chief Financial Officer

Dated: August 14, 2003

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  Item 9. Regulation FD Disclosure.
SIGNATURES